Exhibit 10.1

MASTER DATA PROCESSING SERVICES AGREEMENT

CUSTOMER INFORMATION

Legal Customer Name	Rockland Trust Company	Executive Contact Name	Edward Jankowski
Street Address	288 Union St.	Title	Chief Technology and Operations Officer
City, State, Zip	Plymouth, MA 02370	Phone	508-732-3433
		E-mail	edward.jankowski@rocklandTrust.com

This Master Data Processing Services Agreement, including the attached Terms and Conditions and Order Forms (the “Agreement”) is effective upon countersignature by an officer of Q2 Software, Inc. below (“Effective Date”), and is made by and between Q2 Software, Inc., a Delaware corporation having a place of business at Echelon IV, 9430 Research Blvd., Suite 400, Austin, Texas 78759 (“Q2”) and the party designated below (“Customer”). In consideration of the mutual covenants made and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Q2 and Customer hereby agree to the terms hereof. The parties intend and agree that a photocopy or facsimile of a signed document (including this Agreement) shall be treated as an original, and shall be deemed to be as binding, valid, genuine, and authentic as an original document for all purposes.

Attachments

Terms and Conditions

Exhibit A – Fee Schedule

Exhibit B – Authorization Agreement for ACH Payments

Exhibit C – Service Level Agreement

Exhibit D – Conversion Services Schedule

ROCKLAND TRUST “CUSTOMER”	Q2 SOFTWARE, INC.

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

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TERMS AND CONDITIONS

DEFINITIONS

“Commencement Date” is the date agreed upon by Q2 and Customer during the project kick-off and is defined as when installation, deployment and testing of Q2 Online Banking has been completed and is operational for commercial use by Customer and Customer’s customers. The parties will be jointly responsible for and will use continued, diligent and commercially reasonable efforts to achieve a Commencement Date of October 12, 2012. Each party will commit sufficient time, personnel and resources to achieve the Commencement Date and will immediately notify the other party in writing if at any time, they reasonably believe that the other party is not committing sufficient resources toward achieving that Commencement Date.

“Core Elements” includes balance inquiry, transfers of funds, connectivity to the Customer’s core vendor and bill payment, if purchased.

“Customer Data” means Customer’s data that is transferred, received or processed by the Q2 Services.

“Documentation” means Q2’s then-current on-line help, user manuals, reference manuals, guides and other written materials made generally available by Q2 to its customers describing proper use and functionality of the Q2 Services.

“Error” means a reproducible failure of the Q2 Services to conform substantially in accordance with the Documentation. Error does not include a nonconformity or defect caused by: (i) use of the Q2 Services other than as described in this Agreement and the Documentation; (ii) any hardware, network, or operating system change or malfunction relating to equipment other than the Q2 System; (iii) any interaction of the Q2 Services with systems, hardware, or software not authorized in writing by Q2 (including any customizations to otherwise authorized systems or software); or (iv) any modification to Customer’s systems interacting with the Q2 Services.

“Fees” shall mean the fees set forth in any Order Form.

“Intellectual Property Rights” means any patent rights, copyrights, trade secrets, trademarks, service marks, know-how, and any other similar rights or intangible assets recognized under any laws or international conventions and in any country or jurisdiction in the world, and all present and future registrations, applications, disclosures, renewals, extensions, continuations, or reissues of the foregoing.

“Order Form” means Q2’s standard form (the first of which is attached hereto) which the parties enter into from time to time as an addendum to this Agreement for the purchase of additional services and/or products by Customer, and which specifies at a minimum the service and/or product, applicable fees, and quantity, each such Order Form to be incorporated into and to become a part of this Agreement upon execution by the parties. In the event of a conflict between the terms of this Agreement and the terms of an Order Form, the terms of the Order Form shall prevail.

“Q2 Services” shall mean the data processing services and other services proprietary to Q2 described herein and in any Order Form.

“Q2 Site” shall mean the site of the Q2 computer networks and software that Q2 uses to perform the Q2 Services.

“Q2 System” shall mean the computer hardware and software at the Q2 Site and the communications network linking the Q2 Site to Customer, as described herein, all of which Q2 shall use to provide the Q2 Services.

“Regulatory Requirements” shall include, any and all Federal, State and local laws, rules and regulations and regulatory guidance from time to time issued by Customer’s regulators that are or may reasonably be applicable to this Agreement, the Q2 System and Customer’s use of the Q2 Services, including without limitation the Graham-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and the Massachusetts Privacy Act (MGL c. 93H) as they may be amended, and any regulations adopted thereunder.

“Service Level Agreements” means the performance standards of the Q2 banking system specified on Exhibit C.

“Software” shall mean the Q2 banking system software that resides at the Q2 Site and that Q2 uses to provide the Q2 Services purchased by Customer hereunder.

“Standard Deployment Services” include configuration and implementation of the online banking environment, interface to Customer’s core vendor and applicable Third Party Services, testing and training.

“Third Party Services” are services provided through Q2 to Customer via third party providers (“Providers”) who are under written agreement to provide such services.

1.	Q2 SERVICES

1.1 Provision of Services. The resources that Q2 will use to perform the Q2 Services shall include, without limitation, the Q2 Site, the Q2 System and the employees and agents of Q2 who perform the Q2 Services. Customer shall purchase from Q2 all of the data processing services indicated on any Order Form unless otherwise agreed in writing.

1.2 Use of Services. Customer shall use the Q2 Services in accordance with such written policies as may be established by Q2 from time to time as set forth in any materials communicated to and made available by Q2 to Customer. Customer may use the Q2 Services only for its own business purposes as expressly permitted herein.

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1.3 License Grant and Restrictions. Subject to the terms and conditions of this Agreement, Q2 grants to Customer a non-exclusive, non-transferable, personal license to access and use the Q2 Services. Customer shall not: (i) copy, modify, or create derivative works of the Q2 Services or Software; (ii) license, sublicense, sell, resell, market, reproduce, transfer, assign, or distribute the Q2 Services or the Software (or any part thereof) in any way; (iii) reverse engineer, decompile, disassemble, or translate the Q2 Services or the Software; or (iv) access the Q2 Services or the Software in order to build a competitive product or service. Customer may not modify, translate or distribute any Documentation except as is deemed necessary by Customer and Q2 for purposes of supporting or promoting Q2 Services. Any modifications made to Documentation by Customer are at Customer’s sole risk.

1.4 Disaster Recovery. Q2 shall maintain off-site disaster recovery capabilities which permit Q2 to recover from a disaster within ******* hours and continue providing the Q2 Services to Customer. An executive summary of the current disaster recovery plan, which may change from time to time, is available upon request from Q2. Q2 shall test the operation and effectiveness of its disaster recovery plan at least once per calendar year. Should customer elect to purchase Advanced Disaster Recovery, then that service supersedes this standard provision.

1.5 Modifications and Upgrades. In the normal course of business, Q2 may modify or improve the Q2 Services and/or the Q2 System for reasons including, but not limited to, changes in Regulatory Requirements, changes in banking industry product and service offerings, changes in communications and computer industry products and standards, and new equipment or system software offerings by Q2 suppliers. Q2, may, at any time, discontinue any of the Q2 Services upon providing Customer one hundred-twenty (120) days prior written notice, provided that there shall not be any material reduction in the functionality of the core elements of the Software. Q2 may discontinue any of the Q2 Services immediately upon the imposition of any regulatory, legislative, or judicial determination that the Q2 Services violate any applicable law or regulation.

2.	FEES

2.1 Fees. In consideration for the Q2 Services, commencing on the Commencement Date of any Q2 Service and continuing each month thereafter, Customer shall pay monthly the Fees and other charges to Q2 within twenty (20) days after receipt of Q2’s invoice. Customer further agrees to pay all commercially reasonable reimbursable charges and expenses, including travel and lodging expenses related to on-site visits. For any conversion of additional accounts or for the conversion of products not identified in an Order Form, Q2 and Customer will agree in advance to the charges therefore. Customer agrees to reimburse Q2 for all expenses incurred in connection with the deployment services. Unless stated otherwise on the applicable Order Form, Customer has purchased Q2’s standard deployment services. The following are services subject to additional charges on a time and materials basis: (i) delay caused by Customer’s or Customer’s core processor’s failure to timely fulfill Customer’s responsibilities under the planning schedule or to make available the personnel, network configuration, or other system requirements as provided by Q2 in writing to Customer; (ii) correction by Q2 of errors or defects in Customer’s data and/or additional reformatting or verification testing required as a result of such errors or defects; and (iii) customizations requested by Customer.

2.2 Taxes and Additional Charges. In addition to the Fees, Customer agrees to pay any manufacturer’s, sales, use, excise, personal property, or any other tax or charge, or duty or assessment levied or assessed by any governmental authority as a result of the execution or performance of the Q2 Services or any other service or materials provided pursuant to this Agreement, with the exception of those taxes assessed on the income of Q2.

2.3 Late Payment. Q2 may impose a late fee on any undisputed invoiced amounts not paid within the time frame described in Section 2.1 in an amount equal to the lesser of one and one-half percent (1.5%) per month,(18% per annum) of such outstanding amounts, or the highest amount allowed by law.

3.	DATA PROCESSING

3.1 Standard of Care. Subject to the terms and conditions of this Agreement, Q2 shall provide, on a non-exclusive basis, the Q2 Services to Customer through remote access to the Q2 System. Q2 shall perform the Q2 Services and maintain the Q2 System in compliance with Regulatory Requirements, in accordance with the Service Level Agreements described on Exhibit C attached hereto, in accordance with all written manuals and documentation furnished to Customer and in a commercially reasonable manner similar to the manner in which such services are currently provided to other Q2 customers and consistent with the standard of care required by this Agreement.

3.2 Transmission of Data. Until such time as Q2 is in possession of Customer’s Data, Customer assumes all responsibility, expense and risk of loss for transmission of data to and from the Q2 Site. Q2 shall not be liable to Customer for any damages resulting from or related to any failure of transmission or transportation of data and/or media to the Q2 Site, including, but not limited to loss of data or delay in the delivery of the Q2 Services arising out of such loss or failure. Q2’s sole responsibility in the event of a failure of transmission or transportation of data and/or media shall be to re-perform the Q2 Services following Customer’s re-transmission of the Customer Data.

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3.3 Errors in Data Supplied. Q2 will process items and data and perform the Q2 Services on the basis of information input and supplied by Customer. Q2 shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect data supplied by Customer, Customer shall be responsible for discovering and reporting such error to Q2 and supplying the data necessary to correct such error. Customer agrees to indemnify and hold Q2 harmless from any cost, claim, damage, or liability (including attorneys’ fees) whatsoever arising out of such data, information or instructions, or any inaccuracy or inadequacy therein supplied by Customer. Q2 will be responsible for any errors in processing the data furnished by Customer to Q2 other than those caused by Customer or Customer’s agents other than Q2, Q2 agrees to indemnify and hold Customer harmless from any cost, claim, damage, or liability (including attorneys’ fees) whatsoever arising out of such data, information or instructions, or any inaccuracy or inadequacy caused by Q2.

3.4 Balancing and Controls. On a regular basis and if applicable, Customer shall review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by Q2. In addition, Customer shall on a regular basis check exception reports to verify that all file maintenance entries and non-monetary transactions have been correctly entered. Customer shall use commercially reasonable efforts for initiating timely remedial action to correct any improperly processed data.

3.5 Service Deficiencies. If either Party becomes aware of a defect in the Q2 Services or the Software, that Party shall promptly notify the other Party and make whatever adjustments are necessary until such time as Q2 is able to correct the defect. Q2 will assist Customer in making such adjustments through the most cost-effective means available. Q2 will be diligent and promptly proceed with the correction of any known defect at its sole cost and expense. Customer will receive and respond to any customer complaints about the Q2 Services, and Customer and Q2 will use reasonable efforts to cooperate to resolve such customer complaints.

3.6 Examination by Customer. Upon prior written request and during normal business hours, Customer shall have the right to examine Q2’s operations and the Q2 Site, subject to reasonable security-related restrictions, to assure itself that Customer’s Data is being processed correctly and that the processing is adequate to meet the terms of this Agreement and Regulatory Requirements. Customer will reimburse Q2 for all costs actually incurred by Q2 as a result of any such examination in excess of one (1) examination per year. In the event Q2 fails to satisfy the requirements of the FFIEC applicable as a bank technology service provider under Section 7(c) of the Bank Service Company Act (12 U.S.C. Sec. 1876 (c)), Q2 agrees to provide Customer with a management report evidencing Q2’s plan to satisfy the applicable requirements. Q2 agrees to provide Customer with periodic updates regarding its implementation of any plan to achieve satisfaction of all FFIEC requirements at last as frequently as required to be provided by Q2 to the FFIEC, FDIC or other regulatory authority providing oversight of such plan.

4.	COMMENCEMENT OF SERVICES

4.1 Deployment. Upon execution of this Agreement, both parties will promptly undertake the activities necessary to allow Customer access to the Q2 Services and agree to make a good faith effort to complete the deployment activities including, if applicable, converting Customer’s data in a timely fashion and to perform the deployment and conversion in accordance with the responsibilities set forth in any statement of work and associated documentation. Customer agrees to maintain an adequate staff of persons who are knowledgeable with the systems currently used by Customer to process data. Customer further agrees to cooperate fully with any reasonable requests of Q2 necessary to complete the deployment and conversion in a timely and efficient manner. Q2 shall remotely verify proper operation and access of data lines, and establish and test host connectivity and exchange of data. Standard deployment services include up to thirty (30) days of user acceptance testing and a minimum of 2 web-based training sessions for the following topics: Administration, Alerts, Best Practices, Bill Payment, CSR Tips, End of Day Processing, End User Management, Marketing, Messages, Monitoring, Online Retail, Online Commercial System, Reporting, Transactions and User Guides. Implementation Fees for any Q2 and Third Party applications or services include one deployment instance of the application or service as listed on Exhibit A Fee Schedule; additional instances as well as core vendor conversions and upgrades are subject to additional fees and require a separate Sales Order.

4.2 Third Party Services. Q2 reserves the right to change Providers of Third Party Services or to provide such services directly to Customer with thirty (30) days prior notice provided that the services shall not be materially diminished in quality or performance.**

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fees from Providers, provided that Customer may cancel the affected Third Party Services by written notification to Q2 within thirty (30) days of the first invoice from Q2 reflecting such fee increases or changes. Customer shall reimburse Q2 for any Provider fees or charges incurred by Q2 at Customer’s request. Customer shall not use the trade names, trademarks, service marks, logos, or other proprietary marks of any Provider in any advertising, marketing, public statement, or trade display without the prior written approval of Q2. Customer acknowledges that the continued availability of Third Party Services is not within the control of Q2 and therefore agrees that Q2 may cancel and cease to provide any Third Party Services with a minimum of thirty (30) days prior notification at any time without liability to Customer provided that Q2 shall reasonably assist Customer in identifying an alternative Provider of the Third Party Services with whom Customer may contract directly for such services. In the event a Third Party Service commencement date precedes the Q2Online Commencement Date, Customer agrees to pay for such Third Party Service and agrees that the term of this Agreement shall begin upon Q2Online Commencement Date. Customer is responsible for procuring at Customer’s expense any third-party software licenses and other hardware and equipment as specified by Q2 for correct use of the Q2 Services; any such items specified above as being provided by Q2 are provided subject to the terms and conditions of the Agreement applicable to “Third Party Products”. In the event Q2 replaces a Third Party Service Provider, Customer may request a Vendor Management Report applicable to such Provider. Within thirty (30) days of receiving such report from Q2, Customer may terminate the applicable replacement Third Party Service without penalty.

5.	SUPPORT SERVICES

5.1 Technical Support. Q2 shall provide Customer the following Technical Support services: (i) telephone access for technical support twenty-four (24) hours a day, three hundred-sixty five (365) days a year; (ii) analysis and correction of Errors, and (iii) modification of an interface when such modification results from a mandatory upgrade required by another of Customer’s vendors and Q2 has determined in its sole discretion that such vendor upgrade will materially affect the performance of the interface.

5.2. Exceptions. Problems caused or contributed to by any of the following are outside the scope of Technical Support that is included in the fees for the Q2 Services such that Q2 may elect in its sole discretion whether to provide such additional services and Q2’s standard time and materials rates of ************ shall apply: (i) software or other systems not originally provided by Q2, (ii) failure by Customer to maintain backups; or (iii) failure by Customer to fulfill the Customer Responsibilities set forth in Section 6. Technical Support does not include customizations or development of new interfaces; however, at Customer’s request and agreement to pay the applicable fees Q2 may provide the foregoing services on a time and materials basis.

6.	CUSTOMER RESPONSIBILITIES

6.1 Management of Resources. Customer shall obtain, be responsible for and maintain at its own expense, such data processing and communications equipment as well as any third party hardware or software as may be necessary or appropriate to access and interface with the Q2 System and utilize the Q2 Services, all such resources being collectively referred to herein as the “Customer Resources.” Notwithstanding the foregoing, Q2 reserves the right to approve any third party resources (whether hardware or software) proposed to be utilized with the Customer Resources to access and use the Q2 Services. All programs (including ideas, know-how and concepts) developed by Q2 in connection with facilitating use by Customer of the Q2 Services are and will remain the property of Q2. Customer shall be responsible for and pay all installation, monthly, and other charges relating to the installation and use of communications lines necessary to use the Q2 Services. Customer shall be solely responsible for reliability monitoring and continued availability of such communications lines.

6.2 Customer Networks. Customer acknowledges that changes to Customer’s computer networks may adversely affect the performance of the Q2 Services; any services provided by Q2 as a result of such changes are subject to Q2’s standard time and materials charges. Any changes made to Customer’s network by Customer after Q2 has begun implementation of the Q2 Services may subject Customer to additional out of scope service charges.

6.3 Training. Customer shall ensure that Customer’s technical personnel who administer Customer’s implementation of the Data Processing Services have received Q2’s standard product training.

6.4 Data Backup. If applicable, Customer shall maintain adequate backup records of all data transmitted and received from Q2 through the Q2 Services for a period of at least forty-five (45) business days from the date of transmission on magnetic tape or other electronic media from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from its failure to maintain such records.

6.5 Acceptable Use; Security. Customer acknowledges its responsibility for compliance with all local, state and federal laws applicable to activity occurring under Customer’s user accounts and Customer agrees to abide by all such laws applicable to the

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Q2 Services, including those related to data privacy, international communications, and the transmission of technical or personal data. Customer acknowledges that Q2 exercises no control over the information passing through the Q2 Services and that it is Customer’s responsibility to ensure that the information it transmits, receives, views, and displays complies with all applicable laws and regulations and does not infringe the Intellectual Property Rights or other rights of Q2 or third parties. Customer acknowledges that it has the sole responsibility other than those controls embedded in the Software for ensuring that user accounts shall only be used by the person for whom such account was created or other authorized personnel. Customer shall: (i) report to Q2 immediately any unauthorized use of any password or account or any other known or suspected breach of security; (ii) immediately report to Q2 and use reasonable efforts to stop any misuse of the Q2 Services that is known or suspected by Customer; and (iii) not impersonate another user or provide false identity information to gain access to the Q2 Services.

6.6 Regulatory Requirements. Customer is solely responsible for Customer’s compliance with Regulatory Requirements applicable to Customer’s operations as a financial institution, including Customer’s retention of data processing services from Q2 hereunder. Customer is solely responsible for notifying any governmental agency that Customer has entered into this Agreement and identifying those records to which this Agreement shall apply. Customer shall be solely responsible for notification to any governmental agency of material changes to this Agreement or the Q2 Services and of the termination of this Agreement. Following an internal or external audit or examination, Customer agrees to provide Q2 with such information contained in each applicable report pertaining to the Q2 Services, if and only if Customer is permitted by law or the policy of the governmental agency to share such information.*********

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6.7 Interface Specifications. Customer is responsible for providing the specifications and documentation, subject to applicable third party confidentiality requirements, to enable Q2 to develop and support the interfaces licensed by Customer hereunder between the Software and Customer’s other data processing software applications and services. Customer shall make reasonable efforts to obtain the cooperation of Customer’s vendors in providing such information and documentation to Q2. All interfaces provided by Q2 will interface with the API layer or other middleware application layer as designated by Customer’s vendor; Customer’s vendor may require Customer to purchase a license to vendor’s API or other middleware software to enable operation of the interface provided by Q2.********************************************************************************************************

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6.8 Data Migration Specifications. If Customer has opted for data migration services as stated on the applicable Order Form, then Customer is responsible for providing Q2 with de-conversion files and proper documentation from Customer’s vendor. Customer shall make reasonable efforts to obtain the cooperation of Customer’s vendor if Q2 requires additional documentation or support. Any fees charged by Customer’s vendor for de-conversion files and documentation are the sole responsibility of Customer.

7.	TERM

7.1 Initial Term. The initial term of this Agreement shall commence upon the Effective Date and shall continue in effect for a period of eighty-four (84) months following the initial Commencement Date of the products purchased hereunder.

7.2 Renewal Term. The Agreement shall thereafter automatically renew for additional twelve (12) month terms unless either party provides written notice to the other party of its intention not to renew the Agreement at least ************ days prior to the expiration of any term.

8.	TERMINATION OF AGREEMENT

8.1 Termination by Q2. Q2 may terminate this Agreement, terminate access to the Q2 System and declare all amounts payable under this Agreement to be immediately due payable at any time in the event: (i) Customer becomes insolvent, or a receiver or conservator shall be appointed with respect to the Customer, (ii) Customer fails to pay any undisputed sum due Q2 within the time provided herein, or (iii) Customer fails to perform any of its other covenants or obligations provided under this Agreement and such failure is not cured within ninety (90) days from receipt of written notice from Q2.

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8.2 Termination by Customer for Cause. Customer may terminate this Agreement in the event of a material breach of this Agreement by Q2, provided Customer has notified Q2 of such breach in writing and same is not cured by Q2 within ninety (90) days from receipt of such written notice. Provided a material breach has occurred and is continuing, Customer may as its sole and exclusive remedy, terminate this Agreement and demand payment from Q2 of an amount equal to the aggregate amount of fees paid by Customer to Q2 during the ********* months immediately preceding termination. Q2 and Customer agree that these damage provisions are reasonable in light of all present predictable circumstances (including foreseeable actual damages) and that the fees charged by Q2 hereunder do not include amounts sufficient to insure against greater claims. However, any damages suffered by Customer caused by an improper misappropriation, release of other unauthorized disclosure of Customer Data, and/or penalties imposed on Customer by any governmental regulators or regulatory agency caused by Q2’s acts or omissions shall not be subject to such liability cap.

8.3 Termination by Customer for Convenience. Customer may terminate this Agreement or any Order Form effective on the last day of the sixth (6th) full calendar month after Customer provides Q2 with written notice of its intent to terminate this Agreement together with a payment equal to the percentage set forth in the table below of the total estimated remaining unpaid monthly processing fees calculated on the basis of an average of the total monthly fees invoiced for the three (3) months preceding the date of the termination notice multiplied by the number of months remaining in the then-current term, reduced to present value using a discount rate equal to the yield to maturity on 5-year United States treasury securities in effect on the date Customer sends notice of termination. If Customer has not yet been in production use of the Q2 Services for three (3) months as of the date of Customer’s notice of termination, the calculation of remaining fees shall be based on the contracted minimum monthly fees to be charged to Customer hereunder. In addition to the foregoing, Customer shall pay Q2 (i) all unpaid amounts due and owing to Q2 under this Agreement from the Effective Date up to and including the Termination Date; (ii) the then net book value of all software and hardware acquired by Q2 to perform the Q2 Services on Customer’s behalf during the Term or any Renewal Term, if any; (iii) the out-of-pocket costs of Q2 incurred in acquiring any Third Party services on Customer’s behalf and any associated termination costs; and (iv) any applicable de-conversion costs. No refund of fees shall be made to Customer.

Termination Effective During Initial or Renewal Term	Percentage
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8.4 Effect of Termination. Upon termination of this Agreement or any Order Form for any reason: (i) all rights and licenses that have been granted to Customer hereunder shall terminate and all accrued charges shall become due and payable; and (ii) Customer will, at its expense, promptly return to Q2 or destroy all copies of the Documentation in Customer’s possession or control. Customer will destroy all Copies contained on any hard drive or other fixed medium of storage. Defined terms and Sections 10—13 shall survive any termination or expiration of this Agreement.

8.5 De-conversion. Upon termination of this Agreement, Q2 shall provide Customer with a copy of Customer’s data in a format used by Q2 for processing such data, provided that Customer is current in all payments of fees owed hereunder, and Customer has paid Q2 its “Estimated De-conversion Expenses”, defined as the personnel time, supplies, and other work required to be performed by Q2 associated with the de-conversion of Customer’s data. Customer agrees to pay Q2 at Q2’s rates then in effect for such services. Q2 shall make a good faith estimate of all of such costs, expenses, and charges, which shall not exceed $*********** for up to two (2) Q2eBanking files (one test file and one production file) which shall be paid by Customer in advance of the work being performed. The difference, if any, between the actual expenses and Estimated De-conversion Expenses shall be promptly paid upon receipt of Q2’s invoice.

9.	WARRANTY

9.1 Performance Warranty. Q2 warrants that, during the term of this Agreement, (i) work performed to provide the Q2 Services will be performed by qualified personnel in a professional, workmanlike manner consistent with the prevailing standards of the industry and in compliance with Regulatory Requirements; (ii) the Q2 System will have all of the features and functions necessary for Q2 to timely and accurately perform the Q2 Services in accordance with manuals and user guides furnished to Customer; (iii) the Q2 Services and Q2 System will be and remain compatible with Customer’s core processing middleware specification and/or batch files; and (iv) the Q2 Services and Q2 System will comply with all Service Level Agreements.

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9.2 Exclusive Remedies. In the case of a breach of the warranty above, Q2 will re-perform the applicable Q2 Service, or if Q2 is unable to re-perform the applicable Q2 Service as warranted within ninety (90) days following receipt of written notice, Customer shall be entitled to terminate this Agreement and recover the fees paid to Q2 for the non-conforming service for the ****** months immediately preceding Customer’s termination, except for damages described in Paragraph 8.2 that are not subject to the liability cap provided therein. This section sets forth Customer’s sole and exclusive remedies, and Q2’s entire liability, for any breach of the warranties provided herein.

9.3 Disclaimers and Exclusions. Neither Q2 nor any of its service providers, licensors, employees or agents warrant that the operation of the Q2 Services will be uninterrupted or error free or that all errors will be corrected, and Q2 will not be liable for any damages arising out of use, or inability to use, the Q2 Services. Q2 will not be liable for unauthorized access to or alteration, theft or destruction of Customer’s data files, programs, procedures, or information through accident, fraudulent means or devices, or any other method, unless such access, alteration, theft or destructions is caused as a result of Q2’s negligence or intentional misconduct. Q2 does not warrant that the Q2 Services will meet Customer’s requirements or operate in combination with other hardware, software, systems or data not conforming to the written specifications provided by Q2. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 9, Q2 DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT, BY STATUTE OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE EXHIBITS OR SCHEDULES ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.	INTELLECTUAL PROPERTY

All Customer Data is and shall remain the property of Customer, and Q2’s right to use Customer Data is limited to the use reasonably necessary to perform its obligations hereunder, including compliance with applicable law. Customer acknowledges and agrees that, except as expressly set forth herein, Q2 and its licensors retain all right, title and interest in and to the Q2 Services, the Software, and the Documentation. If Customer suggests features, functionality, or performance that Q2 subsequently incorporates into the Q2 Services or Software or any other Q2 product, Customer hereby grants Q2 a worldwide, non-restricted, non-exclusive, royalty-free, perpetual right and license to use and incorporate such suggestions into the Q2 products for Q2’s commercial purposes, which license shall survive termination of this Agreement. This Agreement is not a sale and does not convey to Customer any rights of ownership in or related to the Q2 Services or the Intellectual Property Rights owned by Q2. The Q2 name and logo and Q2 product names are trademarks of Q2 or third parties, and no right or license is granted to use them. Q2 and/or its affiliates have the sole rights to register the Q2 Services, Software, Documentation, Q2 product names and logos for purposes of copyrights, trademarks, service marks, patents or otherwise. Customer shall not remove any notices of such copyrights, trademarks, service marks, patents or other notices from the Q2 Services.

11.	CONFIDENTIAL INFORMATION AND PRIVACY

11.1 Definition. “Confidential Information” means any information disclosed by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) which, (i) if in written, graphic, machine readable, or other tangible form, is marked as “Confidential” or “ Proprietary,” or (ii) if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential. The parties acknowledge that Confidential Information additionally includes the Software, Documentation, Customer Data, and both parties’ financial data, prices and product roadmaps.

11.2 Confidentiality. Each party will treat as confidential all Confidential Information of the other party, will not use such Confidential Information except to fulfill the purpose of this Agreement, and will not disclose such Confidential Information except to the Receiving Party’s employees and subcontractors who specifically “need to know” such information and who are bound by obligations of confidentiality at least as restrictive as those set forth herein. Without limiting the foregoing, each party will use at least the same degree of care and security safeguards (and not less than a reasonable degree of care) it uses to prevent the disclosure of its own confidential information to prevent the unauthorized disclosure of the Confidential Information of the other party. Each party will promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party’s Confidential Information.

11.3 Security. Q2 maintains a comprehensive written information security program which includes physical, technical, and administrative controls and safeguards designed to ensure the security and confidentiality of Customer Data and to protect against any anticipated threats or hazards to the security of, or unauthorized access to, Customer Data. If Q2 reasonably believes that Customer’s data has been accessed by or disclosed to an unauthorized person as a result of a compromise of such security, Q2 will promptly

Q2 Proprietary and Confidential	Page 8 of 18

notify Customer of the existence and extent as known of such compromise, provided that Q2 may delay notification if specifically instructed to do so by competent legal authority in order to assist in any related criminal investigation. Q2 will provide regular updates to Customer of Q2’s efforts to correct such compromise. Customer has sole responsibility for communicating any notifications received hereunder to Customer’s customers in accordance with applicable law. Subject to Customer’s request to Q2, Q2 will make available to Customer*************************************************, provided that Customer shall treat such report as Q2’s proprietary and confidential information.

11.4 Customer’s Customer Information. For purposes of this Section 11.4, “Customer Information” shall have the meaning provided by the implementing regulations of the Gramm-Leach-Bliley Act (15 USC Sections 6801-6809; the “GLBA”). Q2 maintains appropriate administrative, technical and procedural measures designed to: (i) ensure the confidentiality and security of Customer’s Customer Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Customer’s Customer Information; (iii) protect against unauthorized access to or use of Customer’s Customer Information that could result in substantial harm or inconvenience to any customer of Customer; and (iv) ensure the proper disposal of Customer’s Customer Information. In the event that Q2 reasonably believes that Customer’s Customer Information has been disclosed to or accessed by an unauthorized individual, Q2 shall: (i) immediately initiate response measures designed to identify the nature and scope of the incident, and (ii) notify Customer’s designated security officer (or other contact as designated by Customer to Q2) as soon as practicable, subject to any law enforcement investigation. Q2 shall act in compliance with the applicable provisions of the GLBA with respect to Q2’s use, storage, and disposal of Customer’s Customer Information hereunder. Q2 shall obligate, by written agreement, its employees and independent contractors who have access to Customer’s Customer Information to adhere to the Q2 policies and practices implementing the foregoing Q2 obligations. Q2 will require its Providers to maintain the confidentiality of the Customer Information consistent with the requirements of the GLBA. Neither Q2, nor its employees, agents, contractors or Providers shall communicate with or contact Customer’s customers without the prior written consent of Customer. Neither Q2, nor its employees, agents, contractors or Providers shall use the Customer Information for any purpose other than to support the Q2 Services contracted for in this Agreement.

11.5 Exceptions. Confidential Information excludes information that: (i) was in the public domain at the time of disclosure or has entered the public domain without fault of the Receiving Party; (ii) was known to the Receiving Party without restriction of confidentiality at the time of disclosure; (iii) is disclosed with the prior written approval of the Disclosing Party; (iv) was independently developed by the Receiving Party without any use of the Confidential Information; or (v) becomes known to the Receiving Party, without restriction of confidentiality, from a source other than the Disclosing Party, without breach of this Agreement by the Receiving Party. The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent such disclosure is required by applicable law or regulating agency, provided that Receiving Party provides notice to Disclosing Party prior to such disclosure, and reasonably cooperates with Disclosing Party’s efforts to obtain a protective order or otherwise protect or restrict such disclosure. Each party may disclose this Agreement to its accountants, bankers, investors, attorneys, and others under a duty of confidentiality in connection with the information disclosed.

11.6 Confidentiality of this Agreement. The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those individuals with a need to know the contents of this Agreement, including the parties’ respective accountants, bankers, investors, auditors, attorneys, and others under a duty of confidentiality in connection with the information disclosed. Other than the foregoing, in no event may this Agreement be reproduced or copies shown to any third parties without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event Customer and Q2 shall provide a minimum of ten (10) days prior written notification in advance of such disclosure and exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances. In addition to the foregoing, if Customer is a publicly held company subject to the reporting requirements of the Securities Exchange Act of 1934, Customer may not include this Agreement as an exhibit to any filing with the Securities Exchange Commission unless Customer has first provided Q2 with an opportunity to redact Q2’s confidential information included herein, and has obtained confidential treatment of the Agreement from the SEC to the fullest extent available prior to filing. Q2 agrees to reimburse Customer up to $1,500 for legal fees associated with any Confidential Treatment Request applicable to this Agreement.

12.	LIMITATION OF LIABILITY

12.1 Subject to any disclaimers or express limitations of liability contained herein, each party agrees to indemnify and hold the other harmless from any and all damages, claims, costs liability and expense (including reasonable attorney’s fees) associated with a breach of its warranties, representations and obligations under this Agreement.

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12.2 NEITHER CUSTOMER, Q2 NOR ITS SUPPLIERS SHALL BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOSS OF DATA, BUSINESS OR PROFITS, WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT BASED ON BREACH OF WARRANTY, CONTRACT, OR NEGLIGENCE IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS OR SERVICES PROVIDED HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Q2’S LIABILITY FOR DAMAGES WILL NOT IN ANY EVENT EXCEED THE FEES PAID BY CUSTOMER HEREUNDER DURING THE ************* MONTHS PRECEEDING ACCRUAL OF THE UNDERLYING ALLEGED CLAIM.**********************************************

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13.	MISCELLANEOUS

13.1 Insurance. Throughout the term of this Agreement, Q2 shall maintain insurance coverage (or shall be self-insured) for losses from fire, disaster, and other causes contributing to interruption of the Q2 Services covering the risks in the amounts as follows: Commercial General Liability $1,000,000 each occurrence/$2,000,000 general aggregate; Errors and Omissions $2,000,000; Umbrella/Excess Liability $2,000,000; Workers Compensation $1,000,000 each accident; Business Automobile $1,000,000 combined single limit. Evidence of insurance shall be furnished annually to Customer upon request. The proceeds of such insurance shall be payable to Q2. Nothing in this Agreement shall be construed to permit Customer to receive any of the proceeds under such policies or to be named as an additional loss payee under any such policy.

13.2 Force Majeure. Q2 shall not be liable to Customer if Q2’s performance under this Agreement is delayed or prevented by civil disorders, wars, acts of terrorism, strikes, electrical equipment or availability failure, labor disputes, fires, floods, acts of God, federal, state, or municipal action, statute, ordinance or regulation, or any other causes not within its reasonable control, whether of the class of causes hereinbefore enumerated or not.

13.3 Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of the United States of America and by the laws of the State of Texas, without giving effect to principles of conflicts of law. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The location of any arbitration proceeding shall be Boston, MA if the claim is filed by Customer or Austin, TX if filed by Q2. Notwithstanding the foregoing, Customer agrees Q2 may file an action arising out of Customer’s breach of its payment obligations in this Agreement in Travis County, Texas.

13.4 Attorney’s Fees; Expenses. Except as otherwise provided herein, the prevailing party in any arbitration shall be entitled, in addition to any other remedies, to reimbursement of all reasonable expenses, including reasonable attorney’s fees which shall under no circumstances exceed $500 per hour.

13.5 Non-Assignment. Customer may not transfer or assign this Agreement nor any rights provided hereunder, in whole or in part, without the prior written consent of Q2, whether directly or indirectly, through merger (forward or reverse), reorganization, operation of law, or otherwise, which consent shall not be unreasonably withheld. However, if Customer acquires another financial institution, Customer may use the Q2 Services for any customers of the acquired institution provided that Customer pays Q2’s fees associated with any conversion of customer data.

13.6 Notices. Any notice shall be in writing and delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; or (c) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth on page one (1) of this Agreement or to such other address as either party may provide in writing.

13.7 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, agreements or understandings of any nature whether oral or in writing between the parties. This Agreement may be modified, amended or supplemented only by a further writing executed by both parties.

13.8 No Third Party Beneficiaries. This Agreement confers no rights upon either party’s employees, agents, or contractors or upon any other legal person or legal entity of any kind.

13.9 Third-Party Products. Third Party Products include all hardware and other equipment requested by Customer and provided by Q2 hereunder and procured by Q2 from the Third Party supplier on Customer’s behalf as a limited agent. If available, Q2

Q2 Proprietary and Confidential	Page 10 of 18

shall pass through to Customer any terms and conditions applicable, including warranty terms and license terms in the case of software, as warranted or licensed by the Third Party manufacturer or importer. All software included in Third Party Products is provided subject to the license agreement that is provided by the manufacturer(s). Customer agrees that Customer is bound by such license agreement(s). Customer shall reimburse Q2 for the actual cost to Q2 of all Third Party Products, including packing, shipping, taxes, insurance, and delivery charges. Q2 will not be liable for any delay in delivery or unavailability of Third Party Products. Any warranty with respect to Third Party Products shall be as provided by the manufacturer. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN AND IN ANY ORDER FORM, Q2 DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THIRD PARTY PRODUCTS. ALL SUCH PRODUCTS ARE PROVIDED BY Q2 “AS IS” AND “AS AVAILABLE”. If Customer has purchased support services with respect to Third Party Products from Q2, Q2’s sole responsibility shall be to procure and configure Third Party Products and liaise between Customer and the Third Party supplier in respect of any warranty claims. All orders for Third Party Products are non-cancellable and non-returnable to Q2.

13.10 Publicity. Upon prior consent, Customer will be a reference customer and assist Q2 in responding to a reasonable number of inquiries from prospective customers, press, and industry analysts. Q2 may include Customer’s name and logo in customer lists used for marketing purposes. Upon signing, Q2 may issue a high-level press release announcing the relationship and the manner in which Customer will use the Q2 products.

13.11 Waiver. A waiver by either party of any default by the other party shall not be deemed to be a continuing waiver or a waiver of any other default or of any other provisions of this Agreement, but shall apply solely to the instance to which the waiver is directed.

13.12 Limitation on Claims, Injunctive Relief. No lawsuit or other action may be brought by Customer on any claim or controversy based upon or arising in any way out of this Agreement after one (1) year from the date of the occurrence allegedly giving rise to the action. Each of the parties recognizes that the damages which will arise out of a breach of Section 11 of this Agreement are of a special, unique and extraordinary character, and that monetary damages alone are an inadequate remedy. Either party may therefore seek specific performance, including injunctive relief, for a breach of Section 11.

13.13 Customer Authorization. Each Party represents and warrants that the officer executing this Agreement has been specifically authorized by each Party’s respective board of directors to execute this Agreement.

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EXHIBIT A

FEE SCHEDULE

This Exhibit is an addendum to the Q2 Master Data Processing Services Agreement entered into by the parties identified below and having an effective date of             , 2012 (the “Agreement”). Upon execution by the parties, this Exhibit shall become incorporated into the Agreement for all purposes, and shall be governed by the terms and conditions of the Agreement in all respects.

Customer Name:	Rockland Trust Company	Term:	84 months
Asset Size:	$4.9 Billion	Deployment Type:	Q2 Data Center
Core Vendor:	FIS Horizon	Commencement Date:	October 12, 2012

Q2eBanking Services	One Time Services Fees		Monthly Subscription Fees

Q2 Platform	$	**	See below

Payments Package

Q2 Solutions

Personalization Package

Third Party/Partner Solutions

Terms and Conditions

Implementation Fees for any Q2 and Third Party applications or services include one deployment instance of the application or service. Additional instances as well as core vendor conversions and upgrades are subject to additional fees and require a separate Sales Order.

Online Banking includes ***** end users with unlimited Online and Mobile WAP Banking transactions for consumer and commercial end-users. End users are based on each unique login ID and password. Online users will be billed per the following fee schedule per enrolled user per month. Users are based on each unique login ID and password. Pricing assumes minimum commitment of **** users. Q2 will assess a *% increase in monthly subscription fees on an annual basis for any user growth exceeding ***%. CPI Increase. The Fees described in any Schedule or Sales Order Form attached hereto shall be increased as of the first day of January during each year of the Term (the “CPI Adjustment Date”) by an amount equal to the greater of a) **% or b) the increase, if any, in the CPI (as defined below) in effect for December of the immediately preceding calendar year (the “Most Recent Calendar Year”) over the CPI in effect for December of the calendar year immediately preceding the Most Recent Calendar Year. The term “CPI” shall mean the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1984=100) published by the United States Department of Labor, Bureau of Labor Statistics. CPI Increase will only apply to Q2 Platform Monthly Subscription Fees.

Q2 Proprietary and Confidential	Page 12 of 18

Alerts and Authorizations include voice and SMS text delivery of secure access codes, password resets, alerts and authorizations; outbound voice alerts will be billed at ***** per minute per month and inbound and outbound SMS text messages will be billed at ***** per SMS per month.

Back Office Admin System (Q2 Central) includes application for management of Q2 eBanking Platform.

CSR Assist allows ability to log on as an end-user from within Q2 Central without having to create a shadow login account.

Customer-to-Customer Transfers allows ability to transfer funds in real time to another Online Banking end-user.

Micro Deposits allows users to verify ownership of external accounts via micro deposits for inter-bank transfers.

Advanced Disaster Recovery – *********** Q2 shall maintain off-site disaster recovery capabilities which permit Q2 to recover from a declared disaster within **** hours and continue providing Q2 Services to Customer with a Recovery Point Objective (“RPO” refers to the window of potential data loss in the event a disaster and is determined by taking the mean of the actual potential window for data loss) of thirty (30) minutes, meaning that data files are replicated at least once every thirty (30) minutes and will result in an average of thirty (30) minutes of data loss in the event of a declared disaster. Includes data backup and hot site in alternate Q2 Data Center, a copy of Customer’s database replicated by log shipping to offsite location on a cycle of thirty (30) minutes or less, a pre-built operating environment at an offsite location (environment is offline but refreshed during each product upgrade cycle), VPN connections from Austin and Las Vegas Data Centers to required location for host access and 24/7 monitoring of the primary environment and application.

Standard End-User Enrollment allows for end-user to submit a web-based form for the purposes of self-enrolling into Customer’s online banking system whereby after submission, Customer’s CSR will receive email notification of end-user’s pre-populated self-enrollment request for review and enabling purposes.

Risk and Fraud Analytics includes ability to monitor logins and user behavior inside the application as well as Q2 Central in order to enable Customer to manage potential at-risk transactions. Standard policy rules are defined by Q2. Data gathering begins at Commencement Date and may require up to ninety (90) days duration prior to reporting availability, however Customer will be billed upon Commencement Date.

Security Alerts and Authorizations includes voice and SMS text delivery of secure access codes, password resets, alerts and authorizations; outbound voice alerts will be billed at $*** per minute per month and inbound and outbound SMS text messages will be billed at $*** per SMS per month.

Test Environment (Post Production) is the build-out of a test system for Customer by Q2 and includes hardware, installation and maintenance of a production-like environment and connectivity to test Customer’s core.

Dashboard includes standard internal elements.

QUOTE University Training includes unlimited access to computer-based core curriculum for up to ten Customer employees; additional employees will be billed at $** per additional employee per month.

Brandable Online Theme available themes include Kids, Gen Y and Senior; Fee Schedule indicates which theme/s Customer has purchased; additional themes will be billed $**** one-time implementation fee and $*** monthly subscription fee per theme and require a separate Sales Order. Each theme includes up to ** professional service hours; additional hours billed at $*** per hour. Additional fees may be required based on Customer’s customizations.

FIS/Metavante Retail Bill Pay Integration includes single sign-on to Metavante Retail Bill Pay.

FIS/Metavante Business Bill Pay Integration includes single sign-on to Metavante Business Bill Pay

Andera Account Opening Integration includes single sign-on to Andera Account Opening.

Single Sign-On Customer is responsible for providing specifications from target vendor in an industry standard format and securing cooperation with target vendor.

Q2 agrees to honor the following pricing provided that Customer purchases via a separate sales order form no later than forty-five (45) days from the Effective Date of this Agreement:

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Total Deposit Due	$	*****
Less: pre-paid deposit paid May x, 2012		******

Deposit Due Upon Contract Execution	$	******

Includes all implementation fees and************ months of subscription fees for Q2 Services and Third Party Services; deposit will be applied as a credit towards charges due during first ****** months of the initial term of this Agreement. Project will commence only after deposit has been received by Q2. Please remit via wire transfer according to the following wire instructions:

Wire Instructions
Account Name:	Q2 Software, Inc.
Company Address:	9430 Research Blvd., Building IV, Suite 400, Austin, Texas 78759
Company Phone Number:	512-275-0072
ABA Routing Number:	*************
Checking Account Number:	***************
Bank Name:	Plains Capital Bank
Bank Address:	919 Congress Ave., Suite 600, Austin, Texas 78701

AGREED AND ACCEPTED:

ROCKLAND TRUST COMPANY	Q2 SOFTWARE, INC.
“CUSTOMER”

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

Q2 Proprietary and Confidential	Page 14 of 18

EXHIBIT B

AUTHORIZATION AGREEMENT FOR ACH PAYMENTS

For our Customers’ convenience, Q2 allows Customers to remit payment via ACH. However, Q2 agrees the Customer is not required to pay by ACH. Customers retain the opportunity to review their Q2 invoice and dispute any items within contractual payment timeframe upon receipt of invoice before Q2 initiates the ACH payment, if payment will occur by ACH. To authorize Q2 to ACH debit for payment of services, please complete the form below:

This Exhibit is an addendum to the Q2 Master Data Processing Services Agreement entered into by Q2 Software, Inc. (“Q2”) and the parties identified below and having an effective date of             , 2012 (the “Agreement”). Upon execution by the parties, this Exhibit shall become incorporated into the Agreement for all purposes, and shall be governed by the terms and conditions of the Agreement in all respects. Customer hereby authorizes and agrees to pay for all monthly data processing services by ACH payment as outlined in Section 2.1 of the Agreement. Customer retains the opportunity to review their Q2 invoice and dispute any items within timeframe established. Q2 is hereby granted authorization to initiate recurring ACH debit entries for all monthly fees and charges to Customer’s account at the depository financial institution listed below hereafter named “Financial Institution”. Customer and Q2 acknowledge that the origination of ACH transactions must comply with the provisions of United States of America law. This authorization is effective and in full force until Q2 and Financial Institution has received written notification from Customer of its termination in such time and in such manner as to afford Q2 and Financial Institution a reasonable opportunity to act on it. Customer agrees to direct such notification to the Chief Financial Officer of Q2 at 9430 Research Blvd., Building IV, Suite 120, Austin, Texas 78759.

Financial Institution Name:		Branch:

City:	State:		ZIP:

Transit/Routing Number:	Master Account Number:

Account Name:

Customer Name:

Address:

City:	State:		ZIP:

Authorized Signature (must be identical to that currently on file with Financial Institution)

Printed Name

Title

Date

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EXHIBIT C

SERVICE LEVEL AGREEMENT

This Exhibit is an addendum to the Q2 Master Data Processing Services Agreement entered into by the parties identified below and having an effective date of             , 2012 (the “Agreement”). Upon execution by the parties, this Exhibit shall become incorporated into the Agreement for all purposes, and shall be governed by the terms and conditions of the Agreement in all respects.

Customer Name:	Rockland Trust Company
Core Vendor:	FIS Horizon

1.

SYSTEMS AVAILABILITY. Applies to those systems provided by Q2 for access by Customer. System Availability is the ratio of minutes those production systems are available (excluding regularly scheduled maintenance) in a calendar month to the total number of minutes in that calendar month. Problems or outages associated with systems or providers outside of Q2’s control, such as, but not limited to, ISPs, or from 3rd party application integration (e.g., check image retrieval, bill payment, statement image retrieval, check ordering, core processing) are not included in this service component. Q2 shall not be liable to Customer to the extent that a breach by Customer of its obligations under this Agreement results in Q2’s failure to perform the Services in accordance with this SLA. Performance Objective: ******% availability in a calendar month. Penalty: ***% of monthly subscription fees for Q2 Services per ***% below the performance objective for the impacted month. Monthly reporting on Systems Availability is available at customer portal. In the event that there are ****** or more months in a ****** month period which the Monthly System Availability rate falls below ***%, in addition to the aforesaid performance credits as applicable, Customer shall have the right to terminate the Q2 Services upon providing Q2 with ****** days prior written notice. In the event of a termination by Customer under this provision, neither party shall owe the other any further obligation, liability or debt under this Agreement, except for the return or refund of any unearned deposit and except for any obligations under Sections 8 through 13 which shall survive termination.

2.	CORE COMPATIBILITY. During the term of the Agreement, *****************

3.	UPGRADE AVAILABILITY. Q2 agrees to allow Customer to participate in any early adopter programs associated with new releases of Q2 Services.

4.       ************************.******************************************************************************

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***********	************	************** ********** **************	****************** ****************	**************** *********	******************** ******************

******	********************** *********************** ****************************** *********************** ****************************** **********	*****	******	**************** **************	****

*************	************************** ****************************** ************************* ******************************	******	******	**************** **************	****

****	****************************** **************** ***************	******	******	****************	******

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EXHIBIT D

CONVERSION SERVICES SCHEDULE

This Exhibit is an addendum to the Q2 Master Data Processing Services Agreement entered into by the parties identified below and having an effective date of             , 2012 (the “Agreement”). Upon execution by the parties, this Exhibit shall become incorporated into the Agreement for all purposes, and shall be governed by the terms and conditions of the Agreement in all respects.

Customer Name:	Rockland Trust Company
Core Vendor:	FIS Horizon

1.	Standard Deliverables

a.	Data Cuts. Approximately ****** data cuts: one for test and one for final/production. A fourth data cut can be added at the start of the organization readiness phase for limited production for an additional fee of $**** (requires a separate sales order).

b.	Remote vs. On-Premises Deployment Activities. Q2 will conduct all technical integration activities remotely and will send staff to Customer’s location for a meeting near the project commencement date and the beginning of the Application Testing phase for training and for Commencement/Go-Live day. Customer agrees to reimburse Q2 for all reasonable associated travel expenses.

c.	Test Environment. Q2’s Pre-Production Test Environment is the build-out of a test system for Customer by Q2 during the pre-implementation phase of deployment and includes hardware, installation and maintenance of a production-like environment and connectivity to test Customer’s core prior to Commencement Date and includes. Q2’s Post-Production Test Environment is the build-out of a test system for Customer by Q2 and includes hardware, installation and maintenance of a production-like environment and connectivity to test Customer’s core.

d.	Converted Data. Data elements which are typically converted include****************

2.	Implementation Project Summary

a.	Phase 1 (Initiation and Design). This phase charts the course of the project with the customer and is vital in setting expectations. This phase includes scoping the project, conducting a formal kick-off meeting between Customer and Q2 Project Team, identifying project tasks, ownership and due dates, distributing project and procuring hardware and software. With Design, the technical specifications and functional requirements of the system are arrived upon and the roadmap set for actually building the system or feature. Time spent explaining and documenting features in this phase pays off in the next two by not having to re-implement items later. Spend time in the two way demos and understand everything you can about how the Q2 system or feature will solve business problems for the FI.

b.	Phase 2 (Configuration). Using the hardware and information gathered in Design, the Configuration phase is where the configuration teams begin building the environment to the specifications set in Phase 1. Communication about the major moving parts of the implementation are critical in this phase as the core interfaces are established and legacy customer data is migrated into the new system.

c.	Phase 3 (Application Testing). Internal QA testing precedes the customer’s first look and evaluation of the product (platform or micro project/feature addition) in this phase. It is extremely important to set the tone for this segment by having the best quality product to have the FI test with and setting the pace for issue discovery with set resolution path and timeline. Left untended UAT can run right up to Go Live. It is important to manage the FI team through a cyclic UAT approach and sign off on its completion to properly enter the next phase.

d.

Phase 4 (Organizational Readiness). Organizational Readiness is likely the second most important phase as it prepares the FI staff to use, sell and support their new system and/or features. There may be a perceived release

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of pressure after UAT as most of the “work is now done”, however this last 4-6 weeks before Production day must be used to bake in best practices and product support strategies. Micro adoption sessions are run with employees and early adopter end users. Commercial services education and processing standards are set in this phase and it is the FI’s best (and only) opportunity to get a sense of production day will feel like a step at a time. In addition to training and marketing initiatives, final load tests complete the technical preparation.

e.	Phase 5 (Production). Launch Day! For a Platform deployment, this is one of the most important days of the year for an FI. Remember a platform deployment is second only to a core conversion in terms of how it impacts clients and employees. It is a large event and should always be treated as such. Support staff in early, functional monitoring of the application layer and hardware, constant proactive and positive communication to FI staff about the day’s login counts and transaction executions are all part of managing through Production Day. Support continues for approximately 30 days with post install issue resolution and preparation for transition to the support team. As the project wraps up, Account Management is reintroduced and the path is set for the client to more skillfully use features over time as well as receive updates.

f.	Phase 6 (Transition). The Transition phase is the final phase of the project where the project team supports the FI for 15-30 days post go-live until the system is stable and ready for the formal transition to Q2 Support. The transition to support process is designed to be very smooth for the FI and Q2 Operations by meeting certain requirements in order to be transitioned.

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